EXHIBIT 10.5

                               FOURTH AMENDMENT TO
                                CREDIT AGREEMENT

      THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into as of February 3, 1997, by and among EQUALNET HOLDING CORP., a Texas corporation (the "BORROWER"), each of the lenders which is or may from time to time become a party hereto (individually, a "LENDER" and, collectively, the "LENDERS"), and COMERICA BANK-TEXAS, a Texas banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").


RECITALS:

      A. Borrower, Agent and Lenders entered into a Credit Agreement dated as of November 30, 1995 (as the same may have heretofore been amended, restated, modified or supplemented, the "CREDIT AGREEMENT").

      B. Borrower has requested Agent and Lenders to (a) waive defaults under certain covenants set forth in the Credit Agreement, (b) permanently reduce the aggregate amount of the Commitments, (c) delete certain definitions and add others, (d) modify the right of the Borrower to request the issuance of Letters of Credit, (e) modify the rate at which interest on the Indebtedness evidenced or governed by the Loan Documents accrues, (f) modify certain financial covenants, and (g) make certain other changes to the Credit Agreement and the other Loan Documents.

      C. Borrower, Agent and Lenders now enter into this Amendment to evidence their agreements as the matters described above, all of which is more fully described hereinbelow, which such provisions contained below shall control over any inconsistencies with the foregoing recitals.


AGREEMENTS:

      In consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

      1. COMMITMENTS REDUCED. Each Lender's Commitment is hereby irrevocably reduced to the amount and as of the dates set forth opposite such Lender's name on the signature pages hereof.

      2. APPLICABLE BORROWING BASE PERCENTAGE AMENDED. The definition of Applicable Borrowing Base Percentage contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "APPLICABLE BORROWING BASE PERCENTAGE shall mean on any date of determination (a) occurring prior to March 1, 1997, 72.5% or (b) occurring on or after March 1, 1997,

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      69% LESS 1% per month for each calendar month which has commenced after
      March 31, 1997 as of such date of determination."

      3. ELIGIBLE ACCOUNTS AMENDED. The definition of Eligible Accounts contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "ELIGIBLE ACCOUNTS shall mean, as at any date of determination thereof, each Account of the Borrower or any of its Subsidiaries which is subject to a Security Document and on which the Agent shall have a first-priority perfected Lien, which Account is at said date payable to the Borrower or any of its Subsidiaries and which complies with the following requirements: (a) the subject goods have been sold to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, the Account is stated to be payable in Dollars and is not evidenced by chattel paper or an instrument of any kind and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind; (b) the account debtor must be located in the United States; (c) it is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder; (d) it is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the Security Documents and/or the Furst Security Documents; (e) it is evidenced by an invoice submitted to the account debtor in a timely fashion and in the normal course of business; (f) it has not remained unpaid beyond 90 days after the date of the applicable invoice; (g) if such date is on or after August 5, 1996, and if the applicable account debtor is one which is no longer being serviced by the Borrower, the applicable account debtor does not have any other Accounts owed to the Borrower or any of its Subsidiaries which remain unpaid beyond 90 days after the date of the applicable invoice; (h) not more than (1) 75% (if such date is on or after July 5, 1996 but prior to August 5, 1996), (2) 50% (if such date is on or after August 5, 1996 but prior to September 5, 1996) or (3) 25% (if such date is on or after September 5, 1996), of the other Accounts of the applicable account debtor or any of its Affiliates owed in the aggregate to the Borrower or any of its Subsidiaries fail to satisfy all of the requirements of an "Eligible Account"; (i) it does not arise out of transactions with an employee, officer, agent, director or stockholder of the Borrower or any of its Subsidiaries or any Affiliate of the Borrower or any of its Subsidiaries, other than Accounts approved in writing by the Agent; (j) the applicable account debtor is not one who the Agent has, in the exercise of its sole discretion, determined to be (based on such factors as the Agent deems appropriate), and has given notice of such determination to the Borrower, an ineligible account debtor; PROVIDED, HOWEVER, than any such notice shall not apply as to any Account of such account debtor which has been included on a Borrowing Base Certificate prior to the giving of such notice by Agent and which meets each and every other requirement under this Agreement for the denomination of such

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      Account as an "Eligible Account," and (k) each of the representations and warranties set forth in the Security Documents executed by the Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the decision of the Agent, made in good faith, shall be conclusive and binding, absent manifest error."

      4. MATURITY DATE AMENDED. The definition of Maturity Date contained in
Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "MATURITY DATE shall mean the maturity of the Notes, July 1, 1997, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents."

      5. MAXIMUM LOAN AVAILABLE AMOUNT AMENDED. The definition of Maximum Loan Available Amount contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "MAXIMUM LOAN AVAILABLE AMOUNT shall mean, at any date, an amount equal to
      (A) the lesser of (i) the aggregate of the Commitments or (ii) the Borrowing Base, MINUS (B) from and after February 6, 1997, the lesser of
      (i) $500,000 or (ii) the total amount of the unpaid balance of assessment shown on the Notice of Federal Tax Lien (the "Houston Notice of Federal Tax Lien") filed against Equal Net Communications, Inc., bearing Serial Number 749722134 recorded with the County Clerk of Harris County, Houston, Texas as Document No. 511 52-3591, as the same may be amended from time to time."

      6. PERMITTED LIENS AMENDED. The definition of Permitted Liens contained in
Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "PERMITTED LIENS shall mean (a) Liens and encumbrances in favor of the Agent; (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Agent, bonded in a manner satisfactory to the Agent provided that no notice of federal tax lien is filed against the Borrower or any of its Subsidiaries in connection with any such Liens other than the Houston Notice of Tax Lien and and PROVIDED, FURTHER, that the Houston Notice of Tax Lien shall not be a Permitted Lien after February 24, 1997, so that if the Houston Notice of Tax Lien has not been terminated on or prior to such date, the same shall violate Section 8.2 of this Agreement and constitute an Event of Default under Section 9.1(e) and (k) of this Agreement; (c) Liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations; (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and

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      payable; and (e) Encumbrances consisting of zoning restrictions, rights-of-way, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower or any of its Subsidiary in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use."

      7. SECURITY AGREEMENTS AMENDED. The definition of Security Agreements contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "SECURITY AGREEMENTS shall mean, collectively, (i) the Security Agreement dated as of the Effective Date executed by the Borrower and the Agent covering the Borrower's Accounts, Inventory and General Intangibles and securing the Obligations, (ii) the Security Agreement dated as of the Effective Date executed by the Current Guarantors and the Agent covering their respective Accounts, Inventory and General Intangibles and securing the Obligations arising under their respective Guaranties, (iii) the Additional Security Agreement dated as of June 20, 1996 executed by EqualNet Wholesale Services, Inc. ("WHOLESALE"), a Delaware corporation, covering the Accounts, Inventory and General Intangibles of Wholesale, as security for such Person's obligations under the Guaranties, and (iv) any and all other security agreements now or hereafter executed by any Party in favor of the Agent, as any of them may from time to time be amended, modified, restated or supplemented."

      8. DEFINITIONS ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions:

      "AT&T shall mean AT&T Corp. or any Affiliate thereof."

      "AT&T PAYMENT SCHEDULE shall mean that certain payment schedule delivered by AT&T under its letter to EqualNet Corporation dated January 21, 1997, establishing payment terms in favor of EqualNet Corporation."

      "FURST shall mean The Furst Group, Inc., a New Jersey corporation."

      "FURST CHARGE-OFF shall have the meaning set forth in Section 10 of the Fourth Amendment to this Agreement."

      "FURST NOTES shall mean those certain convertible subordinated promissory notes in the original aggregate principal sum of $3,000,000 executed by Borrower and the Current Guarantors, as co-makers, payable to the order of Furst, dated as of February 3, 1997, with a final stated maturity of December 31, 1998, unless earlier converted into common stock of the Borrower."

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      "FURST PURCHASE AGREEMENT shall mean the Note and Warrant Purchase
      Agreement among the Borrower, the Current Guarantors and Furst dated as of February 3, 1997."

      "FURST SECURITY DOCUMENTS shall mean that certain Security Agreement dated as of February 3, 1997, from the Borrower and the Current Guarantors, in favor of Furst, securing the payment and performance of the Furst Note."

      "HOUSTON NOTICE OF FEDERAL TAX LIEN shall have the meaning set forth in
      Section 5 of the Fourth Amendment to this Agreement."

      "INTERCREDITOR AND SUBORDINATION AGREEMENT shall mean the InterCreditor and Subordination Agreement dated February 3, 1997, among the Borrower, the Current Guarantors, the Lenders and Furst."

      "WRITE-OFF shall have the meaning set forth in Section 10 of the Fourth Amendment to this Agreement."

      9.    INTEREST RATES AMENDED.

            (a) The definition of Base Rate contained in the Interest Rate Annex is hereby amended in its entirety to be and read as follows:

      "BASE RATE means for any day a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the lesser of (a) the greater of (1) the Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1%, in each case, PLUS the Applicable Margin for such day or (b) the Ceiling Rate. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (y) the Prime Rate plus the Applicable Margin or (z) the Ceiling Rate."

            (b) The Interest Rate Annex is hereby amended to add thereto a definition of "Applicable Margin", which shall be and read as follows:

      "APPLICABLE MARGIN means a rate per annum equal to (a) for any day occurring on or after June 1, 1996 through and including February 28, 1997, three percent (3%), (b) for any day occurring on or after March 1, 1997 through and including March 31, 1997, four percent (4%), (c) for any day occurring on or after April 1, 1997 through and including April 30, 1997, five percent (5%), and (d) for any day occurring on May 1, 1997 and at any time thereafter, six percent (6%)."

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      10. LETTER OF CREDIT FACILITY AMENDED. Section 2.2(b) of the Credit
Agreement is hereby amended to provide that any and all Letters of Credit issued by the Issuer (including any currently issued and outstanding) shall be fully Covered or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to the Agent in its sole discretion.

      11. FINANCIAL STATEMENTS AND INFORMATION. Section 7.2 of the Credit Agreement is hereby amended by eliminating the word "and" immediately preceding clause (f) thereof, by changing the period at the end thereof to a semi-colon and by inserting thereafter the following new clause (g) to be and read as follows:

      "(g) immediately upon the receipt of any notice from AT&T asserting any right to, terminate providing services to the Borrower or any of its Subsidiaries (or their respective customers as a whole), a written notice signed by the President or the principal financial officer of the Borrower specifying the nature thereof, and what action the Borrower is taking or proposing to take with respect thereto, and, when known, any action taken by AT&T with respect thereto."

      12. FINANCIAL TESTS AMENDED. Section 7.3 of the Credit Agreement is hereby amended in its entirety to be and read as set forth below. The charts headed "With Write-Off" in clauses (a) and (b) below and in Section 9.1(a) of the Credit Agreement (as amended hereby), are applicable in the event, and only in the event, that the Borrower, upon the advice of its independent public accountants, implements, effective as of December 31, 1996, a non-cash write-off of no less than $4,750,000 and no more than $5,000,000 of acquisition costs (the "WRITE-OFF"). In the event that the Borrower, upon the advice of its independent public accountants, implements a non-cash charge to earnings of no more than $2,000,000 because of events contemplated by the Furst Notes and/or the Furst Purchase Agreement (the "FURST CHARGE-OFF"), the Furst Charge-Off shall be excluded for purposes of the financial tests in this Section 7.3.

      "7.3 FINANCIAL TESTS. Have and maintain on a consolidated basis (in each case treating the Indebtedness evidenced by the Furst Note as equity):

            "(a) MINIMUM TANGIBLE NET WORTH; MAINTAIN DEBT TO TANGIBLE NET WORTH RATIO. Prior to February, 1997 maintain Tangible Net Worth and for February, 1997, and thereafter, maintain a ratio of Indebtedness (including all Obligations) to Tangible Net Worth of not more than the amounts indicated in the chart below for the periods indicated:

          WITHOUT WRITE-OFF                            WITH WRITE-OFF
-----------------------------------------    ----------------------------------
     FOR THE MONTH OF            AMOUNT        FOR THE MONTH OF        AMOUNT
---------------------------   -----------    --------------------   -----------
   December 1996              $      0.00    December 1996          ($  500,000)
   January 1997               ($  250,000)   January 1997           ($1,000,000)

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          WITHOUT WRITE-OFF                            WITH WRITE-OFF
-----------------------------------------    ----------------------------------
     FOR THE MONTH OF            AMOUNT        FOR THE MONTH OF        AMOUNT
---------------------------   -----------    --------------------   -----------
   February 1997                     7.50    February 1997                10.00
   March 1997                        9.25    March 1997                   13.25
   April 1997                        3.55    April 1997                    4.20
   May 1997                          4.10    May 1997                      5.10
   June 1997                         4.75    June 1997                     6.40

            "(b) MAINTAIN DEBT TO NET WORTH RATIO. A ratio of Indebtedness (including all Obligations) to Net Worth of not more than the amounts indicated in the chart below for the periods indicated:


          WITHOUT WRITE-OFF                            WITH WRITE-OFF
-----------------------------------------    ----------------------------------
     FOR THE MONTH OF            AMOUNT        FOR THE MONTH OF        AMOUNT
---------------------------   -----------    --------------------   -----------
   December 1996                     2.50    December 1996                15.50
   January 1997                      2.75    January 1997                  6.25
   February 1997                     1.90    February 1997                 5.50
   March 1997                        2.10    March 1997                    6.75
   April 1997                        1.50    April 1997                    3.15
   May 1997                          1.70    May 1997                      3.80
   June 1997                         1.90    June 1997                     4.75

            "(c) MAINTAIN CURRENT RATIO. A Current Ratio of not less than 1.10 to 1.00 at all times; PROVIDED, HOWEVER, such ratio may not be less than
      0.90 to 1.00 for the months of December, 1996 and January, 1997. For purposes of calculating the Current Ratio, the Obligations shall not be included as Current Liabilities.

      13. ACCOUNTS AUDITS REQUIREMENTS AMENDED. Section 7.14 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "7.14 ACCOUNTS AUDITS. Permit the Agent or its designee to, from time to time, conduct (but, so long as no Default has occurred which is still continuing, no more often than four times during any fiscal year) an audit of the Accounts of the Borrower and its Subsidiaries. Such audits shall be at the expense of the Borrower. The Borrower further covenants and agrees that it will cooperate, and will cause its

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      Subsidiaries to cooperate, with the Agent or such designee and provide the
      Agent or such designee access to all records, books and other information reasonably requested by Bank in connection with the Borrower and its Subsidiaries' Accounts."

      14. REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. Section 8.5 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "8.5 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock; (b) pay any dividend or (c) make any other distribution of any Property or cash to stockholders as such; PROVIDED, HOWEVER, that nothing in this Section shall prohibit Borrower from (i) accepting shares of its stock as payment of the purchase price of shares of Common Stock with respect to which options granted under the EqualNet Holding Corp. Employee Stock Option and Restricted Stock Plan ("Stock Plan") are exercised, (ii) acquiring shares of Common Stock that have been awarded to employees ("Restricted Stock") pursuant to the Stock Plan but which have been forfeited by such employees pursuant to the terms of the Stock Plan,
      (iii) acquiring shares of Restricted Stock to meet Borrower's tax withholding obligation under the United States Internal Revenue Code of 1986, as amended, upon vesting of such Restricted Stock or (iv) contributing an amount to the EqualNet Holding Corp. Employee Stock Purchase Plan in an amount equal to 15% of each employee participant's payroll deduction up to a maximum of $750 for each employee participant per calendar year."

      15. NO LOSS DEFAULT AMENDED. Section 9.1(o) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "(o) NO LOSS - the Borrower and its Subsidiaries on a consolidated basis shall have a pre-tax loss (determined in accordance with GAAP but excluding the Furst Charge- Off) from operations for the periods indicated below in excess of the amounts indicated:


          WITHOUT WRITE-OFF                           WITH WRITE-OFF
----------------------------------------- --------------------------------------
      FOR THE MONTH OF       MAXIMUM LOSS      FOR THE MONTH OF     MAXIMUM LOSS
----------------------------  ----------  -------------------------  ----------
December 1996                 $  950,000  December 1996              $  800,000*
January 1997                  $  860,000  January 1997               $  860,000
February 1997                 $  830,000  February 1997              $  710,000
March 1997                    $  820,000  March 1997                 $  780,000
April 1997                    $  860,000  April 1997                 $  795,000
May 1997                      $1,030,000  May 1997                   $  850,000

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      FOR THE MONTH OF       MAXIMUM LOSS      FOR THE MONTH OF     MAXIMUM LOSS
----------------------------  ----------  -------------------------  ----------
June 1997                     $1,040,000  June 1997                  $  845,000

* In the event that the Write-Off is implemented, this amount will be increased by the amount of the Write-Off.

      16. AT&T DEFAULT ADDED. The Credit Agreement is hereby amended to add thereto a new Section 9.1(p) which shall be and read as follows:

      "(p) AT&T DEFAULT - AT&T shall be entitled to terminate providing services to the Borrower or any of its Subsidiaries (or their respective customers as a whole) pursuant to any Carrier Agreement, Contract Tariff or other agreement now or hereafter in effect and any notice has been given and the passage of any time required as a condition to such termination has occurred."

      17. FURST DEFAULT ADDED. The Credit Agreement is hereby amended to add thereto a new Section 9.1(q) which shall be and read as follows:

      "(p) FURST DEFAULT - any default or event of default shall occur under any of the Furst Note, the Furst Purchase Agreement or the InterCreditor and Subordination Agreement.

      18. ASSIGNMENT CLAUSES AMENDED. Section 11.6(b) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

      "(b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, the Agent must give its prior written consent, which consents shall not be unreasonably withheld, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance an Assignment and Acceptance in the form of EXHIBIT F hereto (each an "ASSIGNMENT AND ACCEPTANCE") with blanks appropriately completed, together with any Note or the Notes subject to such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained in this Agreement

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      to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder."

      19. ASSIGNMENT AND ACCEPTANCE AMENDED. The Credit Agreement is hereby amended by deleting therefrom Exhibit F (erroneously referred to as "Exhibit G" in the Credit Agreement) to the Credit Agreement and substituting therefor a new Exhibit F, which shall be in the form set forth on EXHIBIT A attached hereto and incorporated herein by reference for all purposes.

      20. WAIVER OF CERTAIN DEFAULTS. The Agent and the Lenders hereby waive the occurrence of any Default or Event of Default which has occurred through February 3, 1997 (but not thereafter) and of which the Agent and the Lenders have received written notice from the Borrower.

      21. RESTRUCTURE FEES. In consideration, among other consideration, for the Agent and the Lenders entering into this Amendment, the Borrower hereby agrees to pay to the Agent for distribution to the Lenders a restructure fee in the amount of $25,000, which shall be due and payable on the date hereof. Upon receipt of said restructure fee, the Agent shall distribute the same to Lenders in accordance with their respective Commitment Percentages. In addition, Section
2.4 of the Credit Agreement is hereby amended to add thereto a new Subsection "(c)" which shall be and read as follows:

      "(c) In the event that all outstanding Letters of Credit, all Letter of Credit Liabilities, all Loans, all Dominion of Funds Loans and all Commitments have not been irrevocably fully terminated, paid and satisfied (or back-up letters of credit delivered, in the case of outstanding Letters of Credit, in form and substance, and issued by a Person, acceptable to the Agent in its sole discretion) prior to May 1, 1997, the Borrower shall pay to the Agent for the account of each Lender a restructure fee in the aggregate amount of $25,000."

      22. NO OTHER DEFAULT. Borrower hereby warrants and represents to Agent and Lenders that no Default or Event of Default has occurred and is continuing which has not been disclosed in writing to the Agent and the Lenders and waived pursuant hereto.

      23. CONDITIONS. No part of this Amendment shall become effective until the Borrower shall have delivered (or shall have caused to be delivered) to the Agent each of the following, in Proper Form:

      (a) evidence of the satisfaction of the conditions set forth in that certain Forbearance Agreement dated as of January 31, 1997, among the Borrower, the Agent and the Lenders;

      (b) certificates dated as of the date hereof of the Secretary or any Assistant Secretary of the Borrower and each of the Guarantors (including, without limitation, Wholesale)

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            as of the date hereof, authorizing the execution, delivery and performance of this Amendment, and such other related documents and information as the Lenders may request;

      (c) certificates issued by the appropriate governmental authorities from the States of Delaware and Texas as to the existence, good standing and qualification to do business in Texas of the Borrower and the Guarantors;

      (d)   a copy of the AT&T Payment Schedule;

      (e) an original copy of the InterCreditor and Subordination Agreement and the Furst Purchase Agreement;

      (f) a Certificate of the Secretary or Assistant Secretary of Furst as to the corporate resolutions of such Person authorizing the execution of said InterCreditor and Subordination Agreement and as to the incumbency of the Person executing said InterCreditor and Subordination Agreement on behalf of Furst;

      (g) an opinion letter of legal counsel to Furst in favor of the Agent and the Lenders;

      (h) a listing and aging of accounts receivable of the Borrower and the Guarantors as of the date of this Amendment;

      (i) a Notice of Entire Agreement executed by the Company and each of the Guarantors as of the date hereof;

      (j)   the Lenders' restructuring fee in the amount of $25,000; and

      (k) evidence of the payment of any and all reasonable legal fees and expenses incurred to date by the Agent and the Lenders in connection with this Amendment (including, without limitation, the negotiation and preparation of this Amendment and the related Loan Documents).

      24. CERTAIN DEFINITIONS AND REFERENCES. Terms used herein but not defined herein which are defined in the Credit Agreement (as amended hereby) or in the other Loan Documents shall have the meanings herein ascribed to them therein. The term "Agreement" as used in the Credit Agreement and the term "Credit Agreement," as used in the other Loan Documents or any other instrument, document or writing furnished to Agent or any Lender by Borrower shall mean the Credit Agreement as hereby amended.

      25. EXPENSES; INDEMNIFICATION. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER WILL PAY ALL REASONABLE COSTS AND EXPENSES AND REIMBURSE AGENT AND LENDERS FOR ANY AND ALL EXPENDITURES OF EVERY CHARACTER INCURRED OR EXPENDED FROM TIME TO TIME, REGARDLESS OF WHETHER A DEFAULT HAS OCCURRED, IN CONNECTION WITH THE PREPARATION, NEGOTIATION,

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
DOCUMENTATION, RECORDING, CLOSING, RENEWAL, REVISION, MODIFICATION, INCREASE, REVIEW OR RESTRUCTURING OF THIS AMENDMENT.

      26. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in the Credit Agreement as amended by this Amendment, the Notes or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of the Notes, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to the Notes or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by the Notes ever exceed the Ceiling Rate. In this connection, the parties hereto expressly stipulate and agree that it is their common and overriding intent to contract in strict compliance with the applicable usury laws. In furtherance thereof, none of the terms of the Notes or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Borrower or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Notes shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on any Note during its full term produces a rate which exceeds the Ceiling Rate, the holder of such Note shall credit against the principal of such Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on such Note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of any Note for the use, forbearance or detention of the indebtedness evidenced thereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of such Note, so that the interest rate is uniform throughout the full term of such Note. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, among Borrower and Agent and Lenders.

      27. BUSINESS LOANS. Borrower warrants and represents to Agent and Lenders and all other holders of the Notes that all loans evidenced by the Notes are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

      28. LIFTING OF AUTOMATIC STAY. In the event that the Borrower, any Guarantor or any other person or entity now or hereafter primary or secondarily obligated to pay all or any part of the Obligations is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, the Agent and the Lenders are entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of their respective remedies under the Loan Documents against the security for such indebtedness, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. The Borrower and the Guarantors (by joinder in the execution of this Amendment) hereby consent to the immediate lifting of any such automatic stay, and will not contest any motion by the Agent or any Lender to lift such stay.

      29. LIEN CONTINUATION; MISCELLANEOUS. The Liens are hereby ratified and confirmed as securing and continuing to secure the payment of the Notes, as if it were originally described as "Indebtedness" (as defined in and) under each of the Security Agreements. Nothing herein shall in any manner diminish, impair or extinguish the Notes, any of the other Loan Documents or the Liens. The Liens are not waived. To the extent of any conflict between the Notes or any of the other Loan Documents (or any earlier modification of any of them) and this Amendment, this Amendment shall control. Except as hereby expressly modified, all terms of the Notes and the other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Amendment (a) shall bind and benefit Borrower and, except as herein expressly limited, Agent and Lenders, and their respective receivers, trustees, successors and assigns (PROVIDED, that Borrower may not assign its rights hereunder without the prior written consent of Agent and Lenders); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements among any of them with respect to the transactions contemplated by the Loan Documents which have not been incorporated in this Amendment or in the Loan Documents. If any provision of this Amendment should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected thereby. Each waiver in this Amendment is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent and Lenders for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this Amendment, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Amendment as being attached to it are hereby incorporated into it. The headings in this Amendment shall be accorded no significance in interpreting it.

      30. RELEASE. EACH OF BORROWER AND GUARANTORS, BY THEIR JOINDER HEREIN, HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER AGENT AND LENDERS AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT AND FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING BUT NOT

LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

      31. WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS AND THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH BORROWER AND THE LENDERS ARE PARTIES ARISING OUT OF THIS AGREEMENT.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

      THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    EQUALNET HOLDING CORP., a Texas corporation

                                    By: /s/ MICHAEL L. HLINAK
                                    Name: Michael L. Hlinak
                                    Title: C.O.O.

                                    COMERICA BANK-TEXAS, a Texas banking
                                    association, as Agent and as a Lender

                                    By: /s/ JOSEPH W. SULLIVAN
                                    Name: Joseph W. Sullivan
                                    Title: Senior Vice President

Commitment prior to March 1, 1997:

$5,760,000

Commitment on and after March 1, 1997:

$5,400,000

                                    WELLS FARGO BANK (TEXAS),
                                    N. A., a national banking association

                                    By: /s/ ROGER FRUENDT
                                    Name:   Roger Fruendt
                                    Title:  Vice President


Commitment prior to March 1, 1997:

$2,240,000

Commitment on and after March 1, 1997:

$2,100,000

                              GUARANTORS' CONSENTS

Guarantors hereby join in this Amendment to evidence Guarantors' consent to execution by Borrower and the Agent and Lenders of this Amendment, to confirm that the Guaranties apply and shall continue to apply to the Credit Agreement (as amended hereby), and the other Loan Documents and to acknowledge that without such consent and confirmation, Agent and Lenders would not execute this Amendment or otherwise consent to the amendments set forth herein.

      EXECUTED effective as of the date first set forth above.


                              EQUALNET CORPORATION, a Delaware corporation

                              By: /s/ ZANE RUSSELL
                              Name: Zane Russell
                              Title: President

                              TELESOURCE, INC., a Texas corporation

                              By: /s/ MARK VAN EMAN
                              Name: Mark Van Eman
                              Title: President

                              EQUALNET WHOLESALE SERVICES, INC.

                              By: /s/ ZANE RUSSELL
                              Name: Zane Russell
                              Title: President

                EXHIBIT A TO FOURTH AMENDMENT TO CREDIT AGREEMENT

--------------------------------------------------------------------------------

                            ASSIGNMENT AND ACCEPTANCE

                      Dated: __________________ , 199___

      Reference is made to the Credit Agreement dated as of November 30, 1995 (as restated, amended, modified, supplemented and in effect from time to time, the "CREDIT AGREEMENT"), among EqualNet Holding Corp., an Texas corporation (the "BORROWER"), the Lenders named therein, and Comerica Bank-Texas, as Agent (the "AGENT"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on SCHEDULE I hereto and made a part hereof) and the Assignee (as defined and set forth on SCHEDULE I hereto and made a part hereof) is dated as of the Effective Date (as set forth on SCHEDULE I hereto and made a part hereof).

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "ASSIGNED INTEREST") in and to all the Assignor's rights and obligations under the Credit Agreement respecting the credit facility contained in the Credit Agreement as are set forth on SCHEDULE I (the "ASSIGNED FACILITY"), in a principal amount for the Assigned Facility as set forth on SCHEDULE I.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note held by it evidencing the Assigned Facility, and requests that the Agent exchange such Note for a new Note payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                                    EXHIBIT F
                               to Credit Agreement

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in SECTION 6.2 thereof, or if later, the most recent financial statements delivered pursuant to SECTION 7.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis;
(iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agree ment; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire submitted by the Agent.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and the Borrower and recording by the Agent pursuant to SECTION 11.6 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

      5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                                    EXHIBIT F
                               to Credit Agreement

      7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                                    EXHIBIT F
                               to Credit Agreement

                     SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE

Legal Name of Assignor: ____________________________________________________

Legal Name of Assignee: ____________________________________________________

Effective Date of Assignment:  __________________, 199___

                                                   Percentage Assigned of Each
                                                     Facility (to at least 8
                               Principal              decimals) (Shown as a
                              Amount (or,            percentage of aggregate
                             with respect           original principal amount
                              to Letters          [or, with respect to Letters
        Assigned            of Credit, face           Credit, face amount]
       Facilities          Amount) Assigned              of All Lenders)
       ----------          ----------------              ---------------

Loans:                      $______________                  ______%

Letter of Credit
  participation interests   $______________                  ______%


          Total             $______________

Accepted:

COMERICA BANK-TEXAS, as Agent             ________________________________
                                          as Assignor


By: _________________________             By: _________________________
Name: _______________________             Name: _______________________
Title: ______________________             Title: ______________________

                                    EXHIBIT F
                               to Credit Agreement

EQUALNET HOLDING CORP.,                   _____________________________
  an Texas corporation                    as Assignee

By: _________________________             By: _________________________
Name: _______________________             Name: _______________________
Title: ______________________             Title: ______________________


                                    EXHIBIT F
                               to Credit Agreement

                                     Page 2